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                                                                    EXHIBIT 1(m)

                          SHORT-TERM INVESTMENTS CO.

                            ARTICLES SUPPLEMENTARY


     SHORT-TERM INVESTMENTS CO., a Maryland corporation (hereinafter called the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

     FIRST: The Board of Directors of the Corporation, by resolutions duly adopted at a meeting duly called and held on November 5, 1998, (a) increased the aggregate number of shares of stock that the Corporation has authority to issue from Fifty Billion (50,000,000,000) to Sixty Billion (60,000,000,000) shares, and (b) classified and designated such newly authorized shares (collectively, the "Shares") as follows: Three Billion (3,000,000,000) shares as shares of the Liquid Asset Portfolio - Personal Investment Class, Three Billion (3,000,000,000) shares as shares of the Liquid Assets Portfolio - Reserve Class, and Three Billion (3,000,000,000) shares as shares of the Prime Portfolio - Reserve Class, with the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption of shares of stock as set forth in ARTICLE FIFTH, paragraph (b) of the charter of the Corporation (the "Charter") and in any other provisions of the charter relating to the stock of the Corporation generally.

     SECOND: Immediately prior to the filing of these Articles Supplementary, the Corporation had authority to issue Fifty Billion (50,000,000,000) shares, $.001 par value per share, having an aggregate par value of $50,000,000, of which:

     (a) Three Billion (3,000,000,000) shares have been classified as Liquid Assets Portfolio - Cash Management Class, Ten Billion (10,000,000,000) shares have been classified as Liquid Assets Portfolio - Institutional Class, Three Billion (3,000,000,000) shares have been classified as Liquid Assets Portfolio - Resource Class, and Three Billion (3,000,000,000) shares have been classified as Liquid Assets
          Portfolio - Private Investment Class;

     (b) Three Billion (3,000,000,000) shares have been classified as Prime Portfolio - Cash Management Class, Fifteen Billion (15,000,000,000) shares have been classified as Prime Portfolio - Institutional Class, Three Billion (3,000,000,000) shares have been classified as Prime Portfolio - Personal Investment Class, Three Billion (3,000,000,000) shares have been classified as Prime Portfolio - Private Investment Class, and Three Billion (3,000,000,000) shares have been classified as Prime Portfolio - Resource Class; and

     (c)  Four Billion (4,000,000,000) shares are unclassified.

     THIRD: As of the filing of these Articles Supplementary, the Corporation shall have authority to issue Sixty Billion (60,000,000,000) shares, $.001 par value per share, having an aggregate par value of $60,000,000. Of the additional 10,000,000,000 shares:

     (a) Three Billion (3,000,000,000) shares are classified as Liquid Assets Portfolio - Personal Investment Class, Three Billion (3,000,000,000) shares are classified as Liquid Assets Portfolio - Reserve Class;

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     (b)  Three Billion (3,000,000,000) shares are classified as Prime
          Portfolio - Reserve Class; and

     (d)  One Billion (1,000,000,000) shares are unclassified.

     The number of shares of stock of each class specified in Article SECOND of these Articles Supplementary remains unchanged.

     FOURTH: The Corporation is registered as an open-end company under the Investment Company Act of 1940.

     FIFTH: The total number of shares of capital stock that the Corporation had authority to issue immediately prior to the filing of these Articles Supplementary was increased by the Board of Directors of the Corporation in accordance with Section 2-105(c) of the Maryland General Corporation Law.

     SIXTH: The Shares were classified by the Board of Directors of the Corporation under authority granted to it in ARTICLE SEVENTH, paragraph (a) of the Charter.

     The undersigned President acknowledges these Articles Supplementary to be the corporate act of the Corporation and states that to the best of his or her knowledge, information and belief, the matters and facts set forth in these Articles with respect to authorization and approval are true in all material respects and that this statement is made under the penalties for perjury.

     IN WITNESS WHEREOF, SHORT-TERM INVESTMENTS CO. has caused these Articles Supplementary to be executed in its name and on its behalf by its President and witnessed by its Assistant Secretary on November 5, 1998.

                                          SHORT-TERM INVESTMENTS CO.

Witness:


     /s/ Lisa A. Moss                         By: /s/ Robert H. Graham
     ---------------------------                  -------------------------
     Assistant Secretary                          President

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